Exhibit 99.1

DRIL-QUIP®

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 10:59 p.m., Central Time, on September 4, 2024.

Online
Go to **www.envisionreports.com/DRQSpecial** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/DRQSpecial

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2024 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote FOR proposals 1, 2, 3 (including each of the sub-proposals), 4, 5 and 6.

Proposal	For	Against	Abstain
1. Approval of the issuance of shares of common stock of Dril-Quip, Inc. ("Dril-Quip") to stockholders of Innovex Downhole Solutions, Inc. ("Innovex") in the mergers contemplated by the Agreement and Plan of Merger, dated as of March 18, 2024, among Dril-Quip, Innovex, Ironman Merger Sub, Inc., a wholly owned subsidiary of Dril-Quip, and DQ Merger Sub, LLC, a wholly owned subsidiary of Dril-Quip, as amended by the First Amendment to Agreement and Plan of Merger, dated as of June 12, 2024 (as amended, the "merger agreement"), for purposes of complying with Section 312.03(c) of the NYSE's Listed Company Manual and, in the event such issuance constitutes a change of control, Section 312.03(d) of the NYSE's Listed Company Manual.	☐	☐	☐
2. Approval of an amendment of Dril-Quip's restated certificate of incorporation (the "charter amendment"). Completion of the mergers contemplated by the merger agreement (the "mergers") is conditioned on approval of both Proposals 1 and 2 (collectively, the "merger proposals").	☐	☐	☐

3. Approval, on a non-binding advisory basis, of six separately presented proposals to approve certain governance provisions in the charter amendment to, among other things,

Proposal	For	Against	Abstain
A. increase the number of authorized shares of Dril-Quip's common stock from 100 million to 200 million;	☐	☐	☐
B. change the maximum number of directors that constitute the entire board to nine in order to align with the number of directors on the combined company board;	☐	☐	☐
C. permit Amberjack Capital Partners, L.P. ("Amberjack") to fill a vacancy on the combined company board created by the death, disability, retirement, resignation, removal or other cause of any designee of Amberjack, provided that their ownership percentages are maintained pursuant to the terms of the stockholders agreement (as defined in the accompanying proxy statement/prospectus);	☐	☐	☐
D. generally require approval by Amberjack to amend the combined company's charter, bylaws or committees of the combined company board in a way that would disproportionately and adversely affect the rights of Amberjack or its affiliates, provided that Amberjack's ownership percentages are maintained pursuant to the terms of the stockholders agreement;	☐	☐	☐
E. limit the personal liability of corporate officers for money damages for breaches of their fiduciary duty of care in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware; and	☐	☐	☐
F. waive, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the combined company, to Amberjack and its affiliates, or any of their respective portfolio companies or any directors or officers of the combined company who are also directors, principals, members, officers, associated funds, employees or other representatives of any of Amberjack, its affiliates or their respective portfolio companies.	☐	☐	☐

Proposal	For	Against	Abstain
4. Approval of the Innovex 2024 long-term incentive plan, which provides for the issuance of up to a number of shares of Dril-Quip common stock equal to 5% of the fully-diluted shares of Dril-Quip common stock outstanding at the time the 2024 LTIP becomes effective.	☐	☐	☐
5. Approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to Dril-Quip's named executive officers that is based on or otherwise relates to the mergers.	☐	☐	☐
6. Approval of the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposals.	☐	☐	☐

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 5, 2024.
The Proxy Statement, our annual report and other proxy materials are available at:
www.envisionreports.com/DRQSpecial

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/DRQSpecial

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

DRIL-QUIP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 5, 2024

The undersigned stockholder of Dril-Quip, Inc. (the "Company") hereby appoints Jeffrey J. Bird and James C. Webster and each of them, proxies to the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on September 5, 2024, at the Company's executive offices at 2050 West Sam Houston Parkway S., Suite 1100, Houston, Texas 77042, and at any and all adjournments and postponements thereof, with the same force and effect as if the undersigned were personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 (including each of the sub-proposals), 4, 5, AND 6.

(TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐